Exhibit 99.1
News Release

Contact:

Investors:	Kerry K. Calaiaro
+1 212 915-8084
kerry.calaiaro@willis.com

Media:	Will Thoretz
+1 212 915-8251
will.thoretz@willis.com
Willis Completes $2.1 Billion Acquisition of Hilb Rogal & Hobbs
•	Largest Acquisition in Insurance Broking Industry in Last Decade

•	Doubles Willis’ North American Revenues, Geographic Footprint

•	More than Doubles Employee Benefits Business, Strengthens Other Key Areas

•	Expands Middle-Market Leadership and Large Account Presence

•	Strong Strategic Fit with Fast-Growing Commercial Segment Servicing Small and Medium Enterprises

•	Brings More Talent, Global Resources, Local Presence to Benefit Clients
New York, NY, October 1, 2008 – Willis Group Holdings Limited (NYSE: WSH), the global insurance broker, said today it has completed its $2.1 billion acquisition of Hilb Rogal & Hobbs Company (HRH), one of the world’s largest insurance and risk management intermediaries, in a move that doubles Willis’ revenues and geographic presence in North America, and strengthens key practice areas. Willis announced a definitive agreement to acquire HRH – the largest such transaction in the insurance broking industry over the last decade – on June 8, 2008.
The addition of HRH expands Willis’ local presence from 70 to 210 locations in North America, and strengthens the company’s position in a number of important U.S. markets. Willis is now among the top three brokers in 15 of the 20 largest U.S. markets, up from only five of those markets previously.
The acquisition also expands Willis’ middle-market and large-account presence, more than doubles its North American revenues in Employee Benefits – an already strong area of expertise that Willis has targeted for further growth – and triples the company’s Personal Lines business. Real estate, health care, environmental, construction, complex property and executive risk are among the other key practice areas bolstered by the acquisition. In addition,  HRH’s successful business model serving small and medium enterprises, when combined with Willis’ existing platform developed through its 2007 acquisition of InsuranceNoodle™, will drive even more growth and profitability in the Commercial segment, which represents upward of 75 percent of the combined companies’ total number of clients.
“Our combination with HRH transforms our North American operations into a larger, stronger and more diverse business with greater growth potential than ever before,” said Joe Plumeri, Chairman and CEO of Willis. “We’re adding some of the best talent this industry has to offer, expanding our local market presence, strengthening our position with middle-market clients and growing significantly in key practice areas that offer tremendous potential for the future. We’ve already made great progress with our Shaping our Future growth strategy and the addition of HRH will accelerate that performance momentum for the benefit of our company and our shareholders.
“Not only is this a ‘win’ for our shareholders and Associates, this combination is great for our clients,” Plumeri added. “Now with 210 locations across North America, we’ll literally be closer than ever to where our clients do business, while at the same time offering them a world of resources – from industry and product specialists to a global marketing organization that provides the best access to carriers – as part of a Willis network that serves clients in 190 countries. This combination truly represents the best of both worlds for our clients.”
Outside of North America, the combination strengthens Willis’ position in the London market.  In particular, the addition of HRH’s Glencairn business, which will operate under its existing name as part of the newly formed Faber & Dumas entity, creates a new capability and a new growth opportunity for the company as a third-party wholesale broker.
North American Retail Operation Renamed Willis HRH

Following the completion of the acquisition, the retail operation of Willis North America will be known as Willis HRH. The unit, which encompasses the retail operations of the combined companies in North America, is led by an Office of the Chairman that includes Don Bailey, Chairman and CEO; Mike Crowley, President, and Mell Vaughan, Vice Chairman of Willis Group Holdings. Bailey was formerly CEO of Willis North America, Crowley was previously President and Chief Operating Officer of HRH, and Vaughan was formerly Chairman and CEO of HRH. Other key leaders of Willis HRH include Vic Krauze, Chief Operating Officer; Derek Smyth, Chief Financial Officer; Joe Gunn, Chief Growth Officer, and Leslie Nylund, Chief Marketing Officer.
“This combination is a great strategic fit, and it puts us in the perfect position to serve our clients like never before with the best resources and professional talent in the industry,” said Bailey.  “These two businesses match up so well from a geographic and business standpoint, but more importantly, there’s a tremendous cultural fit. We share the same values and passion for client service, we’re both committed to offering an inspiring and rewarding work environment for our Associates, and together, we’re determined to become the best insurance brokerage in the world and the Employer of Choice for our industry.”
“We’ve made a great deal of progress over the last four months, working together very closely on integration planning,” added Crowley. “We expect the integration of these two businesses will proceed very smoothly, and it will be a seamless transition for our clients. The only thing our clients will notice is the broader range of capabilities and talent we’ll bring to bear to meet all of their business insurance and risk management needs.”

As the eighth-largest insurance broker in the U.S., HRH generated $800 million of revenues in 2007, with $57 million of that coming from its international operations based in London.
With the addition of HRH, Willis’ annual revenues expand from $2.6 billion in 2007 to $3.4 billion on a pro forma basis. The combination also positively rebalances Willis’ overall business mix.  North American revenues go from 30 percent in 2007 to 45 percent of the company’s total on a pro forma basis. Along business lines, the combination boosts Employee Benefits from 10 percent of overall 2007 revenues to 13 percent on a pro forma basis, while Reinsurance goes from 15 percent of revenues in 2007 to 12 percent, pro forma, in the combined company.
Under the terms of the definitive agreement, HRH shareholders were able to elect to receive either Willis common stock or cash or a combination of both as consideration for each of their shares of HRH common stock, subject to proration in order to ensure that the cash and stock elections each represent approximately 50 percent of the total consideration paid. In addition, the cash consideration was subject to increase to an amount above 50 percent of the total consideration (i) at Willis’ option, if the stock election represented less than 50 percent of the total consideration or (ii) to ensure that the number of shares issued by Willis did not exceed 19.9 percent of the total number of Willis common shares outstanding at the effective time of the transaction. Based on the preliminary HRH shareholder election results, we believe the merger consideration will consist of approximately 55 percent cash and 45 percent stock.
Preliminary results of the HRH shareholder election process indicate that the cash option was selected in exchange for approximately 72.4 percent of HRH shares. Those former HRH shareholders who made a valid cash election will receive a portion of their consideration in Willis common stock and the remainder in cash, depending on the final results of the election which will be announced within approximately five days. According to the same preliminary results, 26.5 percent of HRH shares elected to receive Willis common stock and, consequently, Willis anticipates that those HRH shareholders who made a valid election to receive shares of Willis common stock will receive consideration in accordance with their election, subject to proration depending on the final results of the election. Shareholders who did not make a valid election or who expressed no preference will either receive shares of Willis common stock for their shares of HRH common stock or will receive a portion of their consideration in cash and the remainder in Willis stock, depending on the final results of the election.
Based on the average closing price of Willis common stock of $31.70 for the 10 business-day period ending September 29, 2008, HRH shareholders will receive, for each share of HRH common stock, either $46.00 in cash or 1.4510 shares of Willis common stock, depending on the election made by that shareholder and the pro-ration procedures described in the merger agreement.
With the close of the transaction, HRH shares (NYSE:HRH) will be delisted from the New York Stock Exchange as of the close of trading today.
Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world.  Willis has more than 400 offices in nearly 120 countries, with a global team of approximately 20,000 Associates serving clients in some 190 countries.  Additional information on Willis may be found at www.willis.com.

Forward-Looking Statements
This communication may contain forward-looking information regarding Willis Group Holdings Limited and Hilb Rogal & Hobbs Company and the combined company after the completion of the transaction that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the potential benefits of the business combination transaction involving Willis and HRH, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based on current beliefs, expectations, forecasts and assumptions of Willis’s and HRH’s management that are subject to risks and uncertainties which could cause actual outcomes and results to differ materially from these statements. Other risks and uncertainties relating to the proposed transaction include, but are not limited to, the uncertainty of the expected financial performance of Willis following completion of the proposed transaction, that Willis may not be able to achieve the expected cost savings, synergies and other strategic benefits as a result of the proposed transaction or may take longer to achieve the cost savings, synergies and benefits than expected, the integration of HRH with Willis’s operations may not be successful or may be materially delayed or may be more costly or difficult than expected, general industry and market conditions, general domestic and international economic conditions and governmental laws and regulations affecting domestic and foreign operations.
For more information regarding other related risks, see the section entitled “Risk Factors” of Willis’s Registration Statement (as amended) on Form S-4/A filed August 21, 2008, and Item 1A of Willis’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and Item 1A of HRH’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and similar sections of each company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2008. Copies of said 10-Ks and 10-Qs are available online at http://www.sec.gov or on request from the applicable company. You should not place undue reliance on forward-looking statements, which speak only as of the date of this communication. Except for any obligation to disclose material information under the Federal securities laws, Willis and HRH undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this communication.
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